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                                                                     EXHIBIT 3.1

                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MAAX HOLDINGS, INC.

          The undersigned corporation, in order to amend and restate its Certificate of Incorporation (the "Certificate of Incorporation"), HEREBY CERTIFIES AS FOLLOWS:

          FIRST: THE NAME OF THE CORPORATION IS: MAAX HOLDINGS, INC.

          SECOND: THE NAME UNDER WHICH THE CORPORATION WAS ORIGINALLY INCORPORATED WAS RINSE HOLDINGS, INC. AND THE DATE OF FILING WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE OF THE ORIGINAL CERTIFICATE OF INCORPORATION WAS MARCH 4, 2004, AS AMENDED BY A CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON MAY 7, 2004, AS AMENDED BY THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON JUNE 3, 2004, AS AMENDED BY THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON OCTOBER 19, 2004, AS AMENDED BY THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON DECEMBER 9, 2004.

          THIRD: THIS CERTIFICATE OF INCORPORATION HAS BEEN DULY ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION PURSUANT TO SECTION 141(F) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE "DGCL") AND WRITTEN CONSENT OF THE STOCKHOLDERS HAS BEEN GIVEN IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 228, 242 AND 245 OF THE DGCL.

          FOURTH: THE CORPORATION HEREBY AMENDS AND RESTATES ITS CERTIFICATE OF INCORPORATION TO READ IN ITS ENTIRETY AS FOLLOWS:

                                    ARTICLE I

          THE NAME OF THE CORPORATION IS MAAX HOLDINGS, INC. (THE
"CORPORATION").

                                   ARTICLE II

          The address of the Corporation's registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. Corporation Service Company is the Corporation's registered agent at that address.

                                   ARTICLE III
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          THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN ANY LAWFUL ACT OR
ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED UNDER THE DELAWARE GENERAL CORPORATION LAW.

                                   ARTICLE IV

          THE AGGREGATE NUMBER OF SHARES OF CAPITAL STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 7,500,000 SHARES, OF WHICH (I) 6,850,000 SHARES SHALL BE COMMON STOCK, PAR VALUE $0.01 PER SHARE (THE "VOTING COMMON STOCK"),
(II) 500,000 SHARES SHALL BE CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "CLASS A COMMON STOCK" AND, COLLECTIVELY WITH THE VOTING COMMON STOCK, THE "COMMON STOCK") AND (III) 150,000 SHARES SHALL BE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, ALL OF WHICH ARE DESIGNATED AS "SERIES A PREFERRED STOCK". ALL OF SUCH SHARES SHALL BE ISSUED AS FULLY PAID AND NON-ASSESSABLE SHARES, AND THE HOLDER THEREOF SHALL NOT BE LIABLE FOR ANY FURTHER PAYMENTS IN RESPECT THEREOF.

                                 A. COMMON STOCK

     1. THE VOTING COMMON STOCK AND THE CLASS A COMMON STOCK SHALL BE IDENTICAL IN ALL RESPECTS AND SHALL BE TREATED AS ONE CLASS FOR ALL PURPOSES, EXCEPT THAT THE CLASS A COMMON STOCK SHALL NOT BE ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.

     2. ANY HOLDER OF THE VOTING COMMON STOCK SHALL HAVE THE RIGHT, AT THE OPTION OF SUCH HOLDER, TO CONVERT EACH SHARE OF THE VOTING COMMON STOCK INTO ONE SHARE OF THE CLASS A COMMON STOCK AND ANY HOLDER OF THE CLASS A COMMON STOCK SHALL HAVE THE RIGHT, AT THE OPTION OF SUCH HOLDER, TO CONVERT EACH SHARE OF THE CLASS A COMMON STOCK INTO ONE SHARE OF THE VOTING COMMON STOCK. SUCH CONVERSION MAY BE EXERCISED BY PROVIDING WRITTEN NOTICE TO THE CORPORATION ACCOMPANIED BY THE CERTIFICATE OR CERTIFICATES REPRESENTING THE COMMON STOCK BEING CONVERTED. SUCH NOTICE SHALL BE SIGNED BY THE REGISTERED HOLDER OF THE COMMON STOCK BEING CONVERTED OR BY SUCH HOLDER'S DULY AUTHORIZED ATTORNEY AND SHALL SPECIFY THE NUMBER OF SHARES AND CLASS OF COMMON STOCK WHICH THE HOLDER DESIRES TO CONVERT. THE HOLDER SHALL PAY ANY GOVERNMENTAL CHARGE OR OTHER TAX IMPOSED IN RESPECT OF SUCH TRANSACTION. UPON RECEIPT OF SUCH NOTICE, THE CORPORATION SHALL ISSUE A CERTIFICATE OR CERTIFICATES REPRESENTING FULLY PAID AND NON-ASSESSABLE SHARES OF THE APPLICABLE CLASS OF COMMON STOCK, AS SET FORTH IN THE NOTICE. IF LESS THAN ALL THE SHARES OF COMMON STOCK REPRESENTED BY ANY CERTIFICATE ARE TO BE CONVERTED, THE HOLDER OF THE SHARES SHALL BE ENTITLED TO RECEIVE A NEW CERTIFICATE FOR THE SHARES WHICH HAVE NOT BEEN CONVERTED. ALL SHARES ISSUED UPON CONVERSION OF THE COMMON STOCK SHALL BE DEEMED TO BE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

                           B. SERIES A PREFERRED STOCK

     1. Value.


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     Notwithstanding anything to the contrary set forth herein or in any agreement or otherwise, in no event shall any holder of Series A Preferred Stock be entitled to receive in respect of any share of Series A Preferred Stock an amount greater than $16.56 (the "Maximum Share Price").

     2. Dividends and Distributions.

     The holders of the Series A Preferred Stock shall not be entitled to receive dividends or any other distributions in respect of the Series A Preferred Stock.

     3. Liquidation, Dissolution or Winding Up.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of the Corporation's insolvency, the holders of Series A Preferred Stock shall be entitled to right of payment pari passu with each holder of Common Stock, provided, however, that in no event shall the holders of Series A Preferred Stock be entitled to receive in respect of each share of Series A Preferred Stock an amount exceeding the Maximum Share Price, and any amount allocated to a share of Series A Preferred Stock in excess of the Maximum Share Price shall be shared pro rata among the holders of the Common Stock.

     4. Voting Power.

     Except as otherwise required by law, the holders of the Series A Preferred Stock shall not be entitled to receive notice of, nor attend or vote at, meetings of stockholders of the Corporation.

     5. Redemption.

          a. Redemption by Holder. At such time as a holder of Series A Preferred Stock shall exercise options under the Corporation's 2004 Stock Option Plan to purchase Common Stock at an exercise price of $16.56 per share (the "Common Stock Options"), such holder shall have the right, upon written notice to the Corporation (the "Holder Redemption Notice"), to require the Corporation to redeem a number of shares of Series A Preferred Stock not exceeding the number of shares of Common Stock acquired upon the exercise of the Common Stock Options. The Corporation shall redeem on the date specified in the Holder Redemption Notice, which date shall be not less than 20 business days after the date on which the Holder Redemption Notice is delivered to the Corporation, the number of shares of Series A Preferred Stock specified in the Holder Redemption Notice; provided, however, that the aggregate number of shares of Series A Preferred Stock to be redeemed by the Corporation, shall not exceed the number of shares of Common Stock acquired upon the exercise of the Common Stock Options. Notwithstanding the foregoing, the Corporation shall only be required to


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          redeem shares of Series A Preferred Stock tendered for redemption to the extent that redemption would not be contrary to or conflict with any applicable law and to the extent not prohibited by the Corporation's or any of its subsidiaries' senior lenders or noteholders, and if such redemption of any such shares of Series A Preferred Stock would be contrary to or conflict with any applicable law or be prohibited by any of such senior lenders or noteholders, the Corporation shall only be required to redeem shares of Series A Preferred Stock to the extent permitted by applicable law and such senior lenders and/or noteholders.

          b. Redemption by the Corporation or Call by Designee of the Corporation. In connection with any Significant Transaction (as defined below), the Corporation, or such individual or entity as the Corporation shall designate (the "Corporation's Designee"), shall have the right, upon written notice to the holders of Series A Preferred Stock (the "Corporation Redemption Notice"), to redeem, in the case of the Corporation, or to call, in the case of the Corporation's Designee, any or all of the shares of Series A Preferred Stock. If the Corporation delivers a Corporation Redemption Notice, the Corporation shall redeem, or the Corporation's Designee shall call, on or prior to the date on which the Significant Transaction is expected to be consummated (but in no event more than 20 business days prior to the date the Significant Transaction is expected to be consummated), the number of shares of Series A Preferred Stock specified in the Corporation Redemption Notice. If less than all of the Series A Preferred Stock is to be redeemed or called, as the case may be, the shares to be redeemed or called shall be redeemed or called pro rata, disregarding fractions, unless the holders of the Series A Preferred Stock unanimously agree otherwise. "Significant Transaction" shall mean any of the following: (i) any sale, merger or similar transaction resulting in a transfer or sale, directly or indirectly, to a Third Party (as defined in the Amended and Restated Stockholders Agreement, dated as of December 10, 2004, among the Corporation and the securityholders set forth on Exhibit A thereto, as may be amended from time to time (the "Stockholders Agreement")) of a material portion of the Corporation's business, stock or assets in one or a series of related transactions, (ii) any recapitalization, redemption, reorganization, winding up, dissolution or similar transaction with respect to the Corporation, (iii) an initial Public Offering (as defined in the Stockholders Agreement) or (iv) any transaction pursuant to which the JWC Holders (as defined in the Stockholders Agreement) are entitled to exercise their rights under Section 2.4 of the Stockholders Agreement. Shares of Series A Preferred Stock shall bear the following legend:

          THE SHARES OF SERIES A PREFERRED STOCK OF MAAX HOLDINGS, INC. REPRESENTED HEREBY ARE SUBJECT TO REDEMPTION BY THE CORPORATION, OR SUBJECT TO CALL BY A DESIGNEE OF THE CORPORATION, IN THE CIRCUMSTANCES AND ON THE TERMS AND CONDITIONS SET FORTH IN ARTICLE IV, SECTION B, PARAGRAPH 5(b)


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          OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
          MAAX HOLDINGS, INC.

          c. Series A Preferred Stock Redemption Price; Payment. The price for each share of Series A Preferred Stock redeemed or called pursuant to this Article IV, Section B, Paragraph 5 shall be equal to the Redemption Price. The "Redemption Price" shall mean, at any time, an amount equal to the lesser of (i) the fair market value of a share of the Common Stock, as determined in good faith by the board of directors of the Corporation, and (ii) the Maximum Share Price. Subject to Article IV, Section B, Paragraph 5(e), the Corporation (or the Corporation's Designee) shall pay the Redemption Price on the applicable date set forth in the Holder Redemption Notice or Corporation Redemption Notice, as applicable, in cash, either by certified check or by wire transfer of immediately available funds.

          d. Equitable Adjustment. The Redemption Price shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock. The Series A Preferred Stock shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Common Stock.

          e. Surrender of Certificates. Each holder of shares of Series A Preferred Stock to be redeemed or called pursuant to this Article IV, Section B, Paragraph 5 shall, in the case of a redemption, surrender the certificate(s) representing such shares to the Corporation or, in the case of a call, surrender the certificate(s) representing such shares to the Corporation's Designee, at the places and times designated by the Corporation, and thereupon the Redemption Price shall be paid to the order of the person whose name appears on such certificate(s) and, in the case of a redemption by the Corporation, each surrendered certificate shall be canceled and retired, and in the case of a call, each surrendered certificate shall be duly endorsed to the Corporation's Designee or accompanied by duly executed stock powers in the name of the Corporation's Designee. In the event some, but not all, of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed or called, the Corporation shall issue to the holder a new certificate representing the number of shares of Series A Preferred Stock which were not so redeemed or called.

          f. Rights After Redemption. Each share of Series A Preferred Stock to be redeemed or called shall retain all of the rights and privileges of the Series A Preferred Stock until the date on which such share is to be redeemed or called, at which time all of the rights and privileges of such share shall terminate, other than the right to receive the Redemption Price; provided, however, that if the


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          Corporation, in the case of a redemption, or the Corporation's
          Designee, in the case of a call, is not prepared to redeem or call, as the case may be, the share on such date, such share shall retain all of its rights and privileges until such time as the Corporation is prepared to redeem, or the Corporation's Designee is prepared to call, such share, at which time all of the rights and privileges of such share shall terminate, other than the right to receive the Redemption Price.

     6. Purchase for Cancellation.

     The Corporation may purchase for cancellation, at any time, all or any part of the Series A Preferred Stock outstanding, at any price, by agreement, with the unanimous consent of the holders of the Series A Preferred Stock then outstanding, or by invitation for tenders addressed to all the holders of the Series A Preferred Stock at any price, but in no event at a price per share in excess of the Maximum Share Price. In the event some, but not all, of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are being purchased, the Corporation shall issue to the holder a new certificate representing the number of shares of Series A Preferred Stock which were not purchased.

                                    ARTICLE V

          THE CORPORATION'S BOARD OF DIRECTORS SHALL HAVE THE POWER TO MAKE, ALTER OR REPEAL THE BY-LAWS OF THE CORPORATION.

                                   ARTICLE VI

          THE ELECTION OF THE CORPORATION'S BOARD OF DIRECTORS NEED NOT BE BY WRITTEN BALLOT.

                                   ARTICLE VII

          THE CORPORATION SHALL INDEMNIFY TO THE FULLEST EXTENT PERMITTED BY
SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW, AS AMENDED FROM TIME TO TIME, EACH PERSON THAT SUCH SECTION GRANTS THE CORPORATION THE POWER TO INDEMNIFY.

                                  ARTICLE VIII

          NO DIRECTOR SHALL BE PERSONALLY LIABLE TO THE CORPORATION OR ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR FOR ANY ACT OR OMISSION OCCURRING SUBSEQUENT TO THE DATE WHEN THIS PROVISION BECOMES EFFECTIVE, EXCEPT THAT HE MAY BE LIABLE (I) FOR ANY BREACH OF THE DIRECTOR'S DUTY OF LOYALTY TO THE CORPORATION OR ITS STOCKHOLDERS, (II) FOR ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL MISCONDUCT OR A KNOWING VIOLATION OF LAW, (III) UNDER SECTION 174 OF THE DELAWARE GENERAL CORPORATION LAW OR (IV) FOR ANY TRANSACTION FROM WHICH THE DIRECTOR DERIVED AN IMPROPER PERSONAL BENEFIT.


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                                   ARTICLE IX

          THE CORPORATION ELECTS NOT TO BE GOVERNED BY SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW.

Dated: May 6, 2005

                                        MAAX HOLDINGS, INC.


                                        /s/ Andre Heroux
                                        ----------------------------------------
                                        Name: Andre Heroux
                                        Title: President and Chief Executive
                                               Officer


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